Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-139736) and in the related prospectus, of our report, dated June 30, 2008, relating to the financial statements of First Security Group, Inc. 401(k) and Employee Stock Ownership Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2008.

/s/ Joseph Decosimo and Company, PLLC
Chattanooga, Tennessee
June 26, 2009